CUMBERLAND PHARMACEUTICALS AND PIRAMAL ENTERPRISES
ANNOUNCE CO-PROMOTION AGREEMENT
- Piramal Critical Care to promote Cumberland’s Caldolor® and Vaprisol® brands
NASHVILLE, Tenn. and Bethlehem, PA (Friday, November 6, 2015) - Cumberland Pharmaceuticals Inc. (NASDAQ:CPIX), a specialty pharmaceutical company focused on hospital acute care and gastroenterology, and Piramal Critical Care, an integral business unit of Piramal Enterprises Limited (NSE: PEL, BSE: 500302), announced today that they have entered into a co-promotion agreement.
Through the agreement, Piramal Critical Care will co-promote two of Cumberland’s branded hospital products, Caldolor® and Vaprisol® throughout the United States. Piramal will help expand Cumberland’s reach for these products by providing coverage to an additional group of hospitals where Piramal’s critical care sales force has existing relationships. Cumberland will maintain its promotional efforts supporting the products and continue its focus on a select group of medical centers across the U.S. through its hospital sales force. Cumberland will also continue to provide the marketing, national accounts, distribution, and medical support for the brands. The multi-year collaboration will provide expanded sales promotion for the two brands, increased communication to medical professionals, and enhanced availability of the products to support patient care throughout the U.S.
Piramal Critical Care is a leader in the field of anesthesia. Piramal has a professional critical care sales organization and commercial capabilities with global reach. Piramal’s consistent efforts and commitment towards the critical care network have allowed them to quickly expand their success in the U.S. and across the world.
A.J. Kazimi, CEO - Cumberland Pharmaceuticals said: “We welcome Piramal as a co-promotion partner in the U.S. and believe this new collaboration will enhance Cumberland’s ability to further advance patient care through the delivery of high quality pharmaceutical products in this country.”
Peter DeYoung, CEO - Piramal Critical Care said: “We are pleased to partner with Cumberland to co-promote Caldolor® and Vaprisol® in the United States. With the addition of these important products, we will be able to significantly enhance our offering of critical care solutions which we provide to our valued customers and patients.”

About Cumberland Pharmaceuticals Inc.
Cumberland Pharmaceuticals Inc. is a specialty pharmaceutical company focused on the acquisition, development and commercialization of branded prescription products. The Company's primary target markets include hospital acute care and gastroenterology. Cumberland's marketed products include Acetadote® (acetylcysteine) Injection for the treatment of acetaminophen poisoning, Caldolor® (ibuprofen) Injection, the first injectable treatment for pain and fever approved in the United States, Kristalose® (lactulose) for Oral Solution, a prescription laxative, Vaprisol® (conivaptan) Injection, for the treatment of hyponatremia and Omeclamox-Pak® for the treatment of H. pylori and duodenal ulcer disease. Cumberland is dedicated to providing innovative products that improve quality of care for patients. For more information on Cumberland, please visit the Company’s website www.cumberlandpharma.com.

About Piramal Enterprises Limited
Piramal Enterprises Limited (PEL) is one of India’s large diversified companies, with a presence in Healthcare, Healthcare Information Management and Financial Services. PEL’s consolidated revenues were over $ 830 million in FY2015, with approx. 70% of revenues from outside India. In healthcare, PEL is one of the leading players globally in CRAMS (custom research and manufacturing services) as well as in the critical care segment of inhalation and injectable anaesthetics. It also has a strong presence in the OTC segment in India. The Molecular Imaging Division was formed in 2012 with presence in Europe and USA. PEL’s healthcare information management business, Decision Resources Group, is amongst the top 20 US market research organizations which provide information services to the healthcare industry. In financial services, PEL, through its Piramal Fund Management Division, provides comprehensive financing solutions to real estate companies. The Structured Investment Group (“SIG”) provides long term patient mezzanine growth capital to capital intensive businesses which are integral part of India’s growth story. The total funds under management under these businesses are over $ 2.5 billion. The company also has strategic alliances with top global pension funds like CPPIB Credit Investment Inc. and APG Asset Management. PEL also has long term equity investments worth over $ 700 million in Shriram Group, a leading financial conglomerate in India. PEL is listed on the Bombay Stock Exchange and the National Stock Exchange in India.
About Caldolor® (ibuprofen) Injection
Caldolor is indicated for the management of mild to moderate pain and management of moderate to severe pain as an adjunct to opioid analgesics, as well as the reduction of fever in adults. It was the first FDA-approved intravenous therapy for fever. Caldolor is contraindicated in patients with known hypersensitivity to ibuprofen or other NSAIDs, patients with asthma, urticarial, or allergic type reactions after taking aspirin or other NSAIDs. Caldolor is contraindicated for use during the peri-operative period in the setting of coronary artery bypass graft (CABG) surgery. Caldolor should be used with caution in patients with prior history of ulcer disease or GI bleeding, in patients with fluid retention or heart failure, in the elderly, those with renal impairment, heart failure, liver impairment, and those taking diuretics or ACE inhibitors. Blood pressure should be monitored during treatment with Caldolor. For full prescribing information, including boxed warning, visit www.caldolor.com.
About Vaprisol® (conivaptan hydrochloride) Injection
Vaprisol an intravenous treatment for hyponatremia used in the critical care setting. Hyponatremia is an electrolyte disturbance in which sodium ion concentration in blood plasma is lower than normal. This can be associated with a variety of critical care conditions including congestive heart failure, liver failure, kidney failure and pneumonia. The product is a vasopressin receptor antagonist that raises serum sodium levels and promotes free water secretion. Vaprisol was approved by the U.S. Food and Drug Administration in 2005 for euvolemic hyponatremia and in 2007 for hypervolemic hyponatremia. For full prescribing information, visit www.vaprisol.com.
Important Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, which are subject to certain risks and reflect Cumberland's current views on future events based on what it believes are reasonable assumptions. No assurance can be given that these events will occur. As with any business, all phases of Cumberland's operations are subject to factors outside of its control, and any one or combination of these factors could materially affect Cumberland's results of operations. These factors include market conditions, competition, an inability of manufacturers to produce Cumberland's products on a timely basis or failure of manufacturers to comply with regulations applicable to pharmaceutical manufacturers, maintaining an effective sales and marketing infrastructure and other factors discussed in the Company's most recent Form 10-K and subsequent 10-Q's as filed with the SEC. There can be no assurance that results anticipated by the Company will be realized or that they will have the expected effects. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to publicly revise these statements to reflect events after the date hereof.
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For Cumberland Pharmaceuticals Inc.
Investor Contact:                Media Contact:
Erin Smith                    Rebecca Kirkham
Corporate Relations                Lovell Communications
(615) 255-0068                    (615) 297-7766

For Piramal Enterprises Limited
Media Contact
Akansha Pradhan
Corporate Communications,
Tel: +91 22 3351 4082/83
akansha.pradhan@piramal.com

Public Relations Consultant
Sunayan Shahani
sunayan.shahani@mslgroup.com
Tel: +91-22- 3368 0324
M: +91 9833172756

Investor Contact
Hitesh Dhaddha,
Investor Relations Team,
Piramal Enterprises Limited
Tel: +91 (0) 22 6151 3430
investor.relations@piramal.com